CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of Mortgagebrokers.com Holdings, Inc. for the Quarter Ending March 31, 2007, I, Alex Haditaghi, Principal Executive Officer and Principal Financial Officer of Mortgagebrokers.com Holdings, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.   Such Quarterly Report on Form 10-QSB for the period ending March 31, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.   The information contained in such Quarterly Report on Form 10-QSB for the period ended March 31, 2007, fairly represents in all material respects, the financial condition and results of operations of Mortgagebrokers.com Holdings, Inc.

Dated: May 21, 2007

MORTGAGEBROKERS.COM HOLDINGS, INC.

By:	/s/ Alex Haditaghi Alex Haditaghi Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer